News Release

For Immediate Release:

Worksport to Launch World's First Tonneau Cover Integration with Solar Technology for Pick-up Trucks

Leading tonneau cover and truck accessory producer, Worksport, to release information on the forthcoming TerraVis product line - the first ever series of solar power integrations for pick-up trucks.

TORONTO, CANADA- November 20th, 2019 - The current lead investment and subsidiary of Franchise Holdings International (OTCQB: FNHI), Worksport Ltd., has applied for trademark and is set to release information regarding its plan to move forward with a groundbreaking new technological initiative, TerraVis.

FNHI has previously made reference to TerraVis under the proposed name of Helios. The temporary name Helios will no longer be utilized and, in an effort to streamline all communications and business activities, TerraVis will be used exclusively moving forward. This ambitious development follows a recently awarded trademark allowance for Worksport, it’s third in 2019, further securing Worksports position as a fierce competitor in the industry. FNHI has taken recent action to apply for the TerraVis word mark with the United States Patent and Trademark Office (UPSTO) and, as no similar trademark exists within the current market, the Corporation expects that the mark will be granted by the UPSTO within the year.

An initiative of Worksport, TerraVis is a mobile panel and solar generator system completely unique in both its design and application. The name TerraVis is derived from the Latin terminology for earth (terra) and force (vis). TerraVis will encompass a line of innovative and powerful solar generator integrations for trucks, making the connection between earth and force a vital component of the vision and energy behind TerraVis. The very first of its kind, this brand new solar generator system is a breakthrough innovation that aims to affordably modernize and enhance the trucks of today while working towards carbon neutrality.

Worksport has made significant developments in the design phase and confirms that TerraVis—comparable to no other products currently available on the market—will leverage the cutting edge technology of solar energy alongside the practical versatility of tonneau covers and pick-up truck accessories. “The TerraVis system has the potential to effectively off-grid trucks, allowing them to capture and utilize solar energy whether they have been engineered with electric capabilities or not,” says FNHI CEO, Steven Rossi. “We are creating a system that will bridge a substantial gap in the current market—a gap between every-day truck owners and the future’s most promising technologies.”

Worksport is currently seeking investment capital to aid in the next phase of development for TerraVis, and FNHI encourages investors, shareholders and customers alike to keep a close watch for further TerraVis announcements in the coming weeks. The Corporation expects to release additional information and a comprehensive TerraVis website launch later this month.

About Worksport:

Worksport Ltd. is a fully owned subsidiary and the current lead investment of FNHI. Worksport is a manufacturer of high quality, cost effective tonneau covers and accessories for trucks. It designs and produces hard-working and affordable pick-up truck gear for both work and sport. The company’s product line is versatile and future-focussed, meeting a substantial need within the market. Worksport offers traditional products that are both affordable and dependable, while also offering innovative and sophisticated variations that the pick-up truck market currently lacks. Worksport currently serves customers in Canada and the United States. For more information visit www.worksport.com.

About Franchise Holdings International:

Listed on the OTCQB Market under the trading symbol ‘FNHI’ and currently in the process of a dual listing on a Canadian Stock Exchange, Franchise Holdings International’s strategy is to acquire business in the fastest growing segments, creating shareholder value in the process. Once a business of interest is acquired, FNHI’s mission is to further develop and accelerate the growth for all acquired subsidiaries. Currently the Corporation has one fully owned subsidiary, Worksport Ltd.

Contact:

Mr. Steven Rossi

CEO & Director

Franchise Holdings International.

T: 1-888-554-8789

E: Investors@franchiseholdingsinternational.com

Forward-Looking Statements

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